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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                    ---------



     We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Merrill Lynch Mortgage Investors, Inc., Asset-Backed Certificates, Series TMTS 2004-11HE of our report dated February 5, 2004 relating to the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, which appears as an exhibit in Financial Security Assurance Holdings Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.



     /s/ PRICEWATERHOUSECOOPERS LLP
     New York, New York
     September 24, 2004